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                                                             Exhibit 99.B.(m)(2)

                           SEI ASSET ALLOCATION TRUST

                                   SCHEDULE B
                                       TO
                                     CLASS D
                          DISTRIBUTION AND SERVICE PLAN
                 DATED APRIL 1, 1996 AND AMENDED MARCH 17, 1997
                      AS FURTHER AMENDED SEPTEMBER 17, 2003


Diversified Conservative Fund
Diversified Conservative Income Fund
Diversified Global Moderate Growth Fund
Diversified Moderated Growth Fund
Diversified Global Growth Fund
Diversified U.S. Stock Fund
Diversified Global Stock Fund
Defensive Strategy Fund
Tax-Managed Defensive Strategy Fund
Conservative Strategy Fund
Tax-Managed Conservative Strategy Fund
Moderate Strategy Fund
Tax-Managed Moderate Strategy Fun
Aggressive Strategy Fund
Tax-Managed Aggressive Strategy Fund
Core Market Strategy Fund (Broad Market Core Fund)
Tax-Managed Core Market Strategy Fund (Tax-Managed Broad Market Core Fund) Market Growth Strategy Fund (Broad Market Growth Fund)
Tax-Managed Market Growth Strategy Fund (Tax-Managed Broad Market Growth Fund)